UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2009

GALAXY NUTRITIONAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15345	25-1391475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6280 Hazeltine National Drive
Orlando, Florida 32822
(Address of Principal Executive Offices)

(407) 855-5500
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to Galaxy Nutritional Foods, Inc. (the “Company”) that involve risks and uncertainties, including statements relating to the Company’s anticipated liquidity and plans for future financing.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect the Company’s future results and business plans, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report on Form 10-K for the year ended March 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, September 30, 2008 and June 30, 2008. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 1.02	Termination of a Material Definitive Agreement.

           On May 4, 2009, the Company terminated its $3,500,000 Receivables Purchase Agreement with Textron Financial Corporation, successor by assignment to Systran Financial Services Corporation (“TFC”). The Agreement was originally scheduled to terminate on June 23, 2009. However, the Company elected to terminate the Agreement early due to TFC’s desire to stop purchasing receivable invoices on all of its clients within its Commercial Finance Division after May 8, 2009 due to TFC’s internal restructuring.  The Company has marginally utilized advances under the Receivables Purchase Agreement in the past year due to the Company having sufficient positive cash flows from operations and had no advances outstanding on the date of termination of the Receivables Purchase Agreement. No early termination fee was paid by the Company in connection with termination of the Receivables Purchase Agreement.  As of May 7, 2009, the Company had over $2 million in available cash to sustain normal business operations as needed and anticipates that it will generate additional positive operating cash flows from operations in the current year. Therefore, we do not believe that the termination of the Receivables Purchase Agreement will have a material effect on our current or reasonably foreseeable future liquidity.

Notwithstanding the termination of the Receivables Purchase Agreement, the Company is currently considering potential line of credit arrangements with other third party lenders, as well as alternative financing options to have credit available if the need arises in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2009	Galaxy Nutritional Foods, Inc.

By: /s/ Salvatore J. Furnari
Salvatore J. Furnari
Chief Financial Officer